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                                                                     EXHIBIT ___




                        AGREEMENT FOR CONSULTING SERVICES


This Agreement is made by and between CytoTherapeutics, Inc. (the "Company") and Peter Simon (the "Consultant") as of December 1, 1996.

1. SERVICES. The Consultant shall provide to the Company consulting services in the field referred to in Exhibit A/Item 1 or as otherwise agreed by the parties in accordance with the terms and conditions contained in this Agreement.

2. TERM. The services provided by the Consultant to the Company shall be performed for the term set forth in Exhibit A/Item 2. The Consultant shall coordinate his work efforts and report his progress regularly to the individual set forth in Exhibit A/Item 3.

3. PAYMENT FOR SERVICE RENDERED. For providing the consulting services as referred herein, the Company shall compensate the Consultant as set forth in Exhibit A/Item 4.

4. CONSULTANT'S WARRANTIES. The Consultant hereby warrants that no other person has rights to his services in the specific areas described herein and that the Consultant is in no way compromising any rights or trust relationships between any other party and the Consultant, or creating a conflict of interest or any possibility thereof for the Consultant or for the Company. The Consultant further warrants that he is entitled to enter into this Agreement and make the assignments made herein.

5. NATURE OF RELATIONSHIP. The Consultant is an independent contractor and will not act as an agent nor shall he be deemed an employee of the Company for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise. The Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner without the Company's prior written consent.

6. INVENTIONS, PATENTS AND TECHNOLOGY. The Consultant shall promptly and fully disclose to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets, or other intellectual property ("Proprietary Information") conceived, developed or reduced to practice by the Consultant during the performance of the consulting services performed for the Company hereunder. The Consultant shall treat

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     all Proprietary Information as the confidential information of the Company.
     The Consultant agrees and does hereby assign to the Company and its successors and assigns, without further consideration, the entire right, title and interest in and to each of the Proprietary Information whether or not patentable or copyrightable. The Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights relating to the Proprietary Information. The parties acknowledge that all original works of authorship that are made by the Consultant within the scope of his consulting services and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17USCA Section 101).

7. CONFIDENTIALITY. The Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone--either during the term of this Agreement or thereafter--any of the Company's trade secrets, the Proprietary Information or other proprietary data, or information of any kind whatsoever acquired by the Consultant in carrying out the terms of this Agreement, and will turn over to the Company, or make such disposition thereof as - may be directed or approved by the Company, any notebook, data, information or other material acquired or compiled by the Consultant in carrying out the terms of this Agreement.

8. TERMINATION. Either party may terminate this Agreement in the case of a material default hereunder by the other party which remains uncured after 30 days written notice. In addition, the Company shall have the right to terminate this Agreement by giving written notice 30 days prior to the date of such termination. Any termination shall be effective in the manner and upon the date specified in said notice and shall be without prejudice to any claims that the Company may have against the Consultant. The Company's sole obligation in the event of such termination shall be to reimburse the Consultant for services actually performed by the Consultant up to the effective date of termination. Termination shall not relieve the Consultant of his continuing obligations under this Agreement, particularly the requirements of Items 6 and 7 above, which shall survive termination or expiration of this Agreement.

9. CONSULTANT'S COVENANTS. Consultant agrees that he will notify the Company of any potential competitor of the Company for whom he works; if the Company determines that such a competitor creates an irreconcilable conflict of interest, it may terminate the Agreement immediately.


10.  MISCELLANEOUS.

     a. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby, or by any related document or by law.

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     b.   This Agreement shall be deemed to be a contract made under the law of the State of Texas and for all purposes it, plus any related or supplemental documents and notices, shall be construed in accordance with and governed by the law of such state.

     c. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, canceled or waived, in whole or in part, except by written instruments signed by the parties hereto.

     d. This Agreement, including the exhibits attached hereto and made a part hereof, constitutes and expresses the entire Agreement and understanding between the parties. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, have been merged into this document.

     e. The Consultant may not subcontract any part or all of the services to be provided without the prior written consent of the Company.

In witness whereof, the parties have executed this Agreement as of the date first set forth above.

CytoTherapeutics, Inc.                            Peter Simon

By /s/ Seth Rudnick                               /s/ Peter Simon
   --------------------------                     ---------------------------
                                                  Consultant Signature

Title:
      -----------------------

                                                  ---------------------------
                                                  Social Security Number








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                                    EXHIBIT A


1. Description of consulting services: Review and analysis of corporate partnering activities and other activities as directed by the Board of Directors.


2. Duration of Agreement: This Agreement for Consulting Services begins on December 1, 1996 and will terminate on November 30, 1997.

3.   The Consultant shall report to: Seth Rudnick, M.D.

4. Payment for services: The Company will pay the Consultant two thousand dollars (US$ 2000) per full day of consulting performed at the request of the Company. Such payments will be made within thirty (30) days of submission by the Consultant of signed reimbursement instructions. The total payments over the course of one year hereunder shall not exceed twenty thousand dollars (US$ 20,000).

     The Consultant will also be reimbursed for travel expenses that are directly related to the consulting; such expenses will be reimbursed within 30 days of the receipt of a signed request detailing expenses (with receipts).







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